UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2018

The Charles Schwab Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  1-9700

Delaware (State or other jurisdiction of incorporation)	94-3025021 (I.R.S. Employer Identification No.)

211 Main Street, San Francisco, CA 94105
(Address of principal executive offices, including zip code)

(415) 667-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon the recommendation of the Compensation Committee, on January 25, 2018, the Board of Directors of The Charles Schwab Corporation (CSC) adopted amendments to the 2013 Stock Incentive Plan, as amended and restated (the Plan), subject to stockholder approval. At the Annual Meeting of Stockholders of CSC held on May 15, 2018, stockholders approved the Plan. The amendments, among other things:

•	Increase the number of shares of common stock reserved for issuance under the Plan by 30 million shares;

•	Increase the annual non-employee director equity awards by $20,000;

•
Apply provisions related to Section 162(m) of the Internal Revenue Code of 1986, as amended, when an exemption from the $1 million deduction limit is available for qualified performance-based compensation under the grandfather provisions of the Tax Cuts and Jobs Act enacted on December 22, 2017;

•	Expand provisions regarding withholding shares for taxes to permit withholding above the minimum statutory rates in accordance with recent changes in tax and accounting rules; and

•	Incorporate various defined terms and administrative clarifications.

A complete copy of the Plan is attached as Exhibit 10.391 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) The Annual Meeting of Stockholders of CSC was held on May 15, 2018.

(b) All nominees for directors were elected, and each nominee received more “for” votes than “against” votes cast for his or her election. The proposals for ratification of the selection of Deloitte & Touche LLP as CSC’s independent auditors, the advisory vote on named executive officer compensation, and the 2013 Stock Incentive Plan, as amended and restated, were approved. The proposal to amend CSC’s Fourth Restated Bylaws to adopt a proxy access bylaw for director nominations by stockholders required the affirmative vote of 80% of total outstanding shares of CSC’s common stock and was not approved. The stockholder proposal requesting annual disclosure of EEO-1 data was not approved. The stockholder proposal requesting disclosure of the company’s political contributions and expenditures, recipients, and related policies and procedures was not approved. The final voting results were as follows:

		For	Against	Abstain	Broker Non-Vote
1	Election of Directors
	(a) Walter W. Bettinger II	1,185,975,152	5,843,938	798,825	78,857,182
	(b) Joan T. Dea	1,184,810,552	7,082,907	724,456	78,857,182
	(c) Christopher V. Dodds	1,172,209,842	19,554,453	853,620	78,857,182
	(d) Mark A. Goldfarb	1,176,445,820	15,335,410	836,685	78,857,182
	(e) Charles A. Ruffel	1,183,922,097	7,624,927	1,070,891	78,857,182
2	Ratification of the selection of Deloitte & Touche LLP as independent auditors	1,238,067,913	32,684,891	722,293	0
3	Advisory approval of Named Executive Officer compensation	1,143,289,991	47,757,701	1,568,886	78,858,519
4	2013 Stock Incentive Plan, as amended and restated	1,153,171,642	34,480,403	4,964,533	78,858,519
5	Amended and restated bylaws to adopt a proxy access bylaw for director nominations by stockholders	1,039,718,813	151,089,925	1,809,177	78,857,182
6	Stockholder proposal requesting annual disclosure of EEO-1 data	421,624,588	754,817,557	16,174,433	78,858,519
7	Stockholder proposal requesting disclosure of the company’s political contributions and expenditures, recipients, and related policies and procedures	297,961,710	874,815,161	19,841,044	78,857,182

Item 9.01	Financial Statements and Exhibits

(d)

10.391    2013 Stock Incentive Plan, as amended and restated.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date: May 16, 2018	By:	/s/ Peter Crawford
Peter Crawford Executive Vice President and Chief Financial Officer